UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

CIRCLE ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware	001-33902	36-4612924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 838-3100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 28, 2011, in furtherance of its new location-based entertainment line of business, Circle Entertainment Inc. (the “Company”), through its  wholly-owned subsidiary Circle Entertainment Property-Orlando, LLC (the “Circle Subsidiary”), entered into a Transaction Agreement with The Square, LLC, Orlando Hotel International SPE, LLC, and Orlando Hotel International SPE Holdings, LLC (The Square, LLC, Orlando Hotel International SPE, LLC, and Orlando Hotel International SPE Holdings, LLC are collectively the “Whittall Parties”) to co-develop a project in Orlando, Florida to be known as “I-Walk Orlando” on which the Company’s SkyView™ observation wheel will be placed beside retail, restaurant and bar and entertainment facilities.

A brief description of the terms and conditions of the Transaction Agreement follows. Such description of the Transaction Agreement is not complete and qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Under the Transaction Agreement, the Circle Subsidiary will acquire a 65% interest in the ownership of two adjacent properties, the “OHI Parcel” of 10 acres and the “Square Parcel” of 18 acres (collectively, the “I-Walk Property”), currently owned by certain of the Whittall Parties, and located on International Drive in Orlando, Florida.  The closing of the transaction, estimated to be in the second half of 2011, will be subject to the satisfaction of a number of conditions, including (a) the rearrangement of the existing first mortgage loans with CIBC (the “CIBC Loan”) to extend the existing maturity dates on the I-Walk Property for five years and increase the principal balance thereof by approximately $11 million in the aggregate (the proceeds of which are to be used to improve the I-Walk Property and for tenant installations); (b) acquiring good title to the I-Walk Property; and (c) the new property owner entering into a 99-year lease for property upon which the Company’s SkyView™ observation wheel and a 25,000 square foot retail, service and maintenance building will be located.  The Circle Subsidiary is responsible for funding certain obligations between execution of the Transaction Agreement and the closing as follows:  (a) $65,000 for reimbursement real estate tax escrow payments for November and December 2010; (b) approximately $20,000 per month for real estate tax obligations after December 2010; (c) $50,000 commencing May 2011, representing approximately 65% of the monthly interest payments required (prepayment of a portion may be required to maintain CIBC interest reserve); (d) up to $45,000 per month for architectural and engineering services relating to the site design; and (e) 65% of ongoing property expenses, estimated at $2,000 per month.  The Whittall Parties will be responsible for funding 35% of the obligations specified  in clauses (b)-(e) in the previous sentence.  The I-Walk Property will be developed in two phases, each constituting approximately 102,000 square feet.  The closing of the CIBC Loan will be contingent on pre-leasing of approximately 102,000 square feet at the I-Walk Property, of which the SkyView™ observation will be 25,000 square feet.   As part of the closing, the Circle Subsidiary will be required to fund $5 million in the aggregate towards the development of the I-Walk Property (but amounts advanced as set forth above will be offset against the funding required at closing.).  In addition to the required equity contributions, under the terms of the CIBC Loan, the Company will be responsible for building and installing the SkyView™ observation wheel and terminal building at an approximate cost of $50 million and will need to arrange the financing necessary to do so.   The Company does not currently have any financing commitments in place.

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Letters of intent have been signed with Merlin Entertainments Ltd. for Madam Tussauds and Sea Life Centre to lease space at the I-Walk Property, which would together be 50,000 square feet.

Investors should understand that there are numerous risk factors in connection with any investment in the Company’s common stock.  The Company is still in the process of developing and commercializing the SkyView™ technology and the SkyViews™. The Company has no existing operations or operating history with respect to its new location-based entertainment line of business utilizing the SkyView™ technology it licenses from William P. Kitchen and his corporate affiliate under the License Agreement among the parties (the terms and conditions of which have been summarized in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2010, as filed with the Securities and Exchange Commission).   The Company does not currently generate any revenue or cash flow from this new line of business or otherwise nor does it have sufficient cash on hand to fund its past due obligations and short-term liquidity needs. The Company will require significant capital and financing to implement its new line of business and there is no assurance the Company will obtain such necessary capital and financing on terms acceptable to it or at all. Other risks include the Company’s ability to realize upon an investment in the I-Walk Property and/or the SkyView™ observation wheel at the I-Walk Property.  In addition to the various risks that are attendant to a real estate development project, including the ability to complete financing or arrange the necessary funds to complete the project, to tenant the project, and to construct the project within the appropriate time and budget, the SkyView™ element creates additional uncertainty.  Because the development and commercialization of the SkyView™ technology has not been completed and no prototype has been built, there may be difficulties (including, but not limited to, a lack of adequate cost controls) relating to the manufacturing, construction, and installation of the SkyView™ observation wheel.  There may be claims from other parties of infringement of proprietary rights.  There could be additional competitive products introduced into the marketplace and there could be limited customer acceptance of the entertainment attraction.  These potential risks and difficulties create uncertainty.  As a result, our business results and operations and financial condition could be materially and adversely affected.

ITEM 8.01 OTHER EVENTS.

On March 2, 2011, the Company issued a press release announcing that it is in advanced discussions with Merlin Entertainments to operate the Company’s observation wheel in Orlando and to bring Merlin’s attraction brands to I-Walk Orlando.

A copy of the press release is filed herewith as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

                (d)   Exhibits

Exhibit No.	Description

10.1
Transaction Agreement entered into February 28, 2011 by and between The Square, LLC, Orlando Hotel International SPE, LLC, Orlando Hotel International SPE Holdings, LLC, and Circle Entertainment Property-Orlando, LLC

99.1	Press Release, dated March 2, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE ENTERTAINMENT INC.

DATE: March 2, 2011	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title; Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Transaction Agreement entered into February 28, 2011 by and between The Square, LLC, Orlando Hotel International SPE, LLC, Orlando Hotel International SPE Holdings, LLC, and Circle Entertainment Property-Orlando, LLC

99.1	Press Release, dated March 2, 2011

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